UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2005

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE (State or other jurisdiction of incorporation)	0-18552 (Commission File Number)	02-0177370 (IRS Employer Identification Number)

25 Manchester Street, Merrimack, New Hampshire 03054 (Address of principal executive offices, including Zip Code)

(603) 882-5191 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)    Charles J. Staab retired from employment with the registrant, Pennichuck Corporation, and resigned from his positions as principal financial officer and principal accounting officer for Pennichuck Corporation, and all respective positions with the Corporation and its subsidiaries, effective on January 31, 2005.

(b)    Effective on January 31, 2005, William D. Patterson was appointed to the position of principal financial officer of Pennichuck Corporation. Mr. Patterson most recently served as the president of EnSTAR Management Corporation, a company he founded in 1998, and also served as executive advisor to Concentric Energy Advisors, both of which firms provide independent corporate finance advisory and consulting services to utility and energy companies. He also previously served as chief financial officer for Enermetrix, an early stage software company focused in the retail energy industry. Mr. Patterson is 50 years old.

      Mr. Patterson has entered into an Employment Agreement with Pennichuck Corporation dated as of January 31, 2005 pursuant to which he will serve as Vice President and Chief Financial Officer of the Corporation and of its subsidiaries. The Agreement provides for a two year term of employment commencing on January 31, 2005 (the "effective date"), subject to extension upon the vote of the Corporation's Board of Directors at the first anniversary thereof for an additional one year period. Mr. Patterson shall receive a base salary of one hundred twenty-five thousand dollars ($125,000) per annum. He is entitled to participate in the Corporation's bonus and incentive compensation plan; provided that he shall receive a minimum annual bonus opportunity of up to 20% of his base salary. Mr. Patterson also received a grant of ten thousand (10,000) non-qualified options to acquire common stock of the Corporation pursuant to its existing stock option plans; one third of such options vested on the effective date, an additional one third shall vest on the first anniversary of the effective date, and one third shall vest on the day preceding the second anniversary thereof; provided further, that all of said options shall vest immediately in the event his employment is terminated without 'cause' (as defined in the Agreement) or he resigns for 'good reason' (as defined in the Agreement). He is entitled to participate in the employee benefit programs available to executive officers of the Corporation, including health and dental insurance coverage, group life and disability coverage; life insurance in the amount of three (3) times his annual salary; participation in the Corporation's pension and other retirement and profit sharing plans; and short term and long term disability coverage. Mr. Patterson is entitled to not less than four (4) weeks of paid vacation, as well as relocation assistance in an amount not to exceed thirty thousand dollars ($30,000) based on an after tax cost basis.

      In the event his employment is terminated by the Corporation other than for 'cause' (as defined in the Agreement), Mr. Patterson is entitled to receive severance benefits, payable as a lump sum, equal to the greater of (a) his then current salary and fringe benefits under the Agreement, including any bonus for which he may be entitled, for the remaining term of the Agreement; or (b) his then current salary and fringe benefits under the Agreement, including any bonus for which he may be entitled, for the period of twelve (12) months from the date of termination. In the event Mr. Patterson terminates his employment for 'good reason' (as defined in the Agreement) within twelve (12) months following a 'change of control' (as defined in the Agreement), he is entitled to receive severance benefits, payable as a lump sum, equal to his

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then current salary and fringe benefits under the Agreement, including any bonus for which he may be entitled for the period of twelve (12) months from the date of termination; provided that if his employment is so terminated within the first year of the Agreement, he shall also receive the amount of such severance benefits pro rated for the remaining period in such first year of employment. Pursuant to the Agreement, Mr. Patterson has agreed that during the term thereof and for a period of twelve (12) months thereafter, he will not engage in any activity which directly competes with the regulated water utility business operations conducted by the Corporation within the New England region (as defined); not to divert or attempt to divert from the Corporation any of its existing regulated water utility business; not influence or attempt to influence any of the Corporation's water utility customers to do business with another regulated water utility; and not to solicit or attempt to solicit any employee of the Corporation to leave its employ to join another regulated water utility business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2005	PENNICHUCK CORPORATION
(Registrant)

/s/ Donald L. Correll

Donald L. Correll, President and Chief Executive Officer

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